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                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                   19th Floor
                            300 East Lombard Street
                         Baltimore, Maryland 21202-3268
                                 (410) 528-5600
                            FAX (410) 528-5650/5651
                            mcgowan@ballardspahr.com


                                                                     FILE NUMBER
                                                                       890207

                                                                     EXHIBIT 5.2

                                       May 10, 2002


Board of Directors
Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260

     Re:  Sara Lee Corporation: Registration Statement on Form S-3
          --------------------------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Sara Lee Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to $4,000,000,000 in aggregate public offering price of securities (collectively, the "Securities") consisting of: (i) debt securities of the Company (the "Debt Securities"); (ii) warrants ("Debt Warrants") to purchase debt securities ("Warrant Debt Securities") of the Company; (iii) shares ("Common Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), together with preferred stock purchase rights ("Rights") associated with the Common Stock; (iv) shares ("Preferred Shares") of preferred stock, no par value ("Preferred Stock"), of the Company; (v) warrants ("Common Warrants") to purchase Common Stock; (vi) warrants ("Currency Warrants," together with the Debt Warrants and the Common Warrants, the "Warrants") to receive from the Company the cash value in U.S. dollars of the right to purchase and sell foreign currencies or currency units as shall be designated by the Company at the time of offering; (vii) stock purchase contracts ("Stock Purchase Contracts") for the purchase of shares of Common Stock; and (viii) stock purchase units ("Units"), consisting of (1) a Stock Purchase Contract and (2) either (a) a Debt Security, (b) shares of Preferred Stock, or (c) obligations of third-parties; in each case in amounts, at prices and on terms to be determined at the time of an offering, each covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

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Sara Lee Corporation
May 10, 2002
Page 2


     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus (the "Prospectus") included therein in the form in which it was transmitted to the Commission under the Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     5. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company (the "Board"), relating to the issuance and registration of the Securities, certified as of a recent date by an officer of the Company;

     6. A certificate executed by an officer of the Company, dated as of the date hereof;

     7. The Rights Agreement (the "Rights Agreement"), dated as of March 26, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent;

     8. The Indenture (the "Indenture"), dated as of October 2, 1990 between the Company and The Bank of New York, as successor to Continental Bank, N.A., as Trustee; and

     9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, was legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) was duly authorized to do so.

     3. Each of the parties (other than officers or directors of the Company) executing any of the Documents has duly and validly executed and delivered each of the

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Sara Lee Corporation
May 10, 2002
Page 3


Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. Upon the issuance of (i) the Common Shares, (ii) the shares of Common Stock which may be issued upon conversion of the Debt Securities or Warrant Debt Securities, (iii) the shares of Common Stock which may be issued upon conversion of shares of Preferred Stock convertible into shares of Common Stock on its terms, (iv) the shares of Common Stock which may be issued upon the exercise of the Common Warrants, or (v) the shares of Common Stock which may be issued upon exercise of the Stock Purchase Contracts, including a Stock Purchase Contract issued as part of a Unit (together, the "Common Securities"), the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue.

     6. Upon the issuance of (i) the Preferred Shares, (ii) the shares of Preferred Stock which may be issued upon conversion of the Debt Securities or shares of Preferred Stock convertible into shares of Preferred Stock on its terms, (iii) the shares of Preferred Stock which may be issued upon the exercise of the Rights, or (iv) the shares of Preferred Stock that may be issued as part of a Unit (together, the "Preferred Securities"), the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock the Company is then authorized to issue.

     7. The Debt Securities, Warrants, Warrant Debt Securities and Stock Purchase Contracts, whether issued separately or as part of a Unit, will be duly converted or exercised on their terms.

     8. The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the "Corporate Proceedings").

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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Sara Lee Corporation
May 10, 2002
Page 4


     2. Upon the completion of all Corporate Proceedings relating to the Securities that are the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     3. Upon the completion of all Corporate Proceedings relating to the Securities that are the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     4. Upon the completion of all Corporate Proceedings relating to the Securities that are Rights, the issuance of the Rights will be duly authorized by all necessary corporate action and, when and if issued in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP

SMA/a